Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to Registration Statement No. 033-43529 on Form N-1A of our report dated May 20, 2014 relating to the financial statements and financial highlights of Fidelity Freedom Index Income Fund, Fidelity Freedom Index 2000 Fund, Fidelity Freedom Index 2005 Fund, Fidelity Freedom Index 2010 Fund, Fidelity Freedom Index 2015 Fund, Fidelity Freedom Index 2020 Fund, Fidelity Freedom Index 2025 Fund, Fidelity Freedom Index 2030 Fund, Fidelity Freedom Index 2035 Fund, Fidelity Freedom Index 2040 Fund, Fidelity Freedom Index 2045 Fund, Fidelity Freedom Index 2050 Fund and Fidelity Freedom Index 2055 Fund, each a fund of Fidelity Aberdeen Street Trust, appearing in the Annual Report on Form N-CSR of Fidelity Aberdeen Street Trust for the year ended March 31, 2014, and to the references to us under "Independent Registered Public Accounting Firm" or "Independent Registered Public Accounting Firms", as applicable, in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts
April 22, 2015